UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2025

FTAI Aviation Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-37386	98-1420784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 West 13th Street, 7th Floor, New York, New York 10014
(Address of Principal Executive Offices) (Zip Code)

(332) 239-7600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Ordinary shares, $0.01 par value per share	FTAI	The Nasdaq Global Select Market
8.25% Fixed Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares	FTAIN	The Nasdaq Global Select Market
9.50% Fixed Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares	FTAIM	The Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, the Board of Directors (the “Board”) of FTAI Aviation Ltd. (the “Company”) increased the size of the Board to seven members and appointed Shyam Gidumal as an independent director of the Company, effective May 7, 2025. Mr. Gidumal will serve as a Class II director with a term expiring at the 2027 annual general meeting of the shareholders of the Company. The Board also appointed Mr. Gidumal as a member of the Audit Committee of the Board, effective May 7, 2025.

There are no arrangements or understandings between Mr. Gidumal and any other person pursuant to which he was appointed as a director of the Company. The Company is not aware of any transactions in which Mr. Gidumal has a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Gidumal will receive annual Board compensation for non-employee directors for 2025, as approved on April 30, 2025, in the following amounts: (i) $75,000 in base annual compensation for service as a non-employee director of the Board and (ii) an additional $12,500 fee for service as a member of the Audit Committee of the Board, pro-rated for his service, as well as (iii) a grant of restricted stock units with an aggregate grant date fair value equal to $145,000.

In connection with his appointment to the Board, Mr. Gidumal and the Company will enter into an indemnification agreement, which provides, among other things, for indemnification to the fullest extent permitted by law and our Amended and Restated Memorandum and Articles of Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI Aviation Ltd.

By:	/s/ Eun (Angela) Nam
Name:	Eun (Angela) Nam
Title:	Chief Financial Officer and Chief Accounting Officer

Date: May 2, 2025